Exhibit 99.1
Fabrinet Announces First Quarter Fiscal Year 2024 Financial Results
•Record Revenue and Net Income Per Share Exceed Guidance Ranges
BANGKOK, Thailand – November 6, 2023 – Fabrinet (NYSE: FN), a leading provider of advanced optical packaging and precision optical, electro-mechanical and electronic manufacturing services to original equipment manufacturers of complex products, today announced its financial results for its first fiscal quarter ended September 29, 2023.

Seamus Grady, Chief Executive Officer of Fabrinet, said, “We had a very strong start to the year with revenue and net income per share that were above our guidance ranges, and also marked new quarterly records. Industry-wide inventory adjustments continue to affect certain programs, but these declines were more than offset by quickly ramping new programs. We continue to carefully manage costs, which resulted in strong bottom-line results. We expect to extend our strong execution into the second quarter, as reflected in our guidance.”
First Quarter Fiscal Year 2024 Financial Highlights
GAAP Results
•Revenue for the first quarter of fiscal year 2024, a thirteen-week quarter, was $685.5 million, compared to $655.4 million for the first quarter of fiscal year 2023, a fourteen-week quarter.
•GAAP net income for the first quarter of fiscal year 2024 was $65.1 million, compared to $64.6 million for the first quarter of fiscal year 2023.
•GAAP net income per diluted share for the first quarter of fiscal year 2024 was $1.78, compared to $1.76 for the first quarter of fiscal year 2023.
Non-GAAP Results
•Non-GAAP net income for the first quarter of fiscal year 2024 was $72.8 million, compared to $72.4 million for the first quarter of fiscal year 2023.
•Non-GAAP net income per diluted share for the first quarter of fiscal year 2024 was $2.00, compared to $1.97 for the first quarter of fiscal year 2023.
Business Outlook
Based on information available as of November 6, 2023, Fabrinet is issuing guidance for its second fiscal quarter ending December 29, 2023, as follows:
•Fabrinet expects second quarter revenue to be in the range of $680 million to $700 million.
•GAAP net income per diluted share is expected to be in the range of $1.78 to $1.85, based on approximately 36.5 million fully diluted shares outstanding.
•Non-GAAP net income per diluted share is expected to be in the range of $1.98 to $2.05, based on approximately 36.5 million fully diluted shares outstanding.
Guidance for non-GAAP net income per diluted share excludes share-based compensation expenses and certain non-recurring items. A reconciliation of non-GAAP net income per diluted share to the corresponding GAAP measure is available at the end of this press release.
Conference Call Information

What:	Fabrinet First Quarter Fiscal Year 2024 Financial Results Call
When:	November 6, 2023
Time:	5:00 p.m. ET
Live Call and Replay:	https://investor.fabrinet.com/events-and-presentations/events
A recorded version of this webcast will be available approximately two hours after the call and accessible at http://investor.fabrinet.com. The webcast will be archived on Fabrinet’s website for a period of one year.

About Fabrinet
Fabrinet is a leading provider of advanced optical packaging and precision optical, electro-mechanical, and electronic manufacturing services to original equipment manufacturers of complex products, such as optical communication components, modules and subsystems, automotive components, medical devices, industrial lasers and sensors. Fabrinet offers a broad range of advanced optical and electro-mechanical capabilities across the entire manufacturing process, including process design and engineering, supply chain management, manufacturing, advanced packaging, integration, final assembly and testing. Fabrinet focuses on production of high complexity products in any mix and any volume. Fabrinet maintains engineering and manufacturing resources and facilities in Thailand, the United States of America, the People’s Republic of China, and Israel. For more information visit: www.fabrinet.com.
Forward-Looking Statements
“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include: (1) our optimism that we will be able to extend our strong execution into the second quarter; and (2) all of the statements under the “Business Outlook” section regarding our expected revenue, GAAP and non-GAAP net income per share, and fully diluted shares outstanding for the second quarter of fiscal year 2024. These forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: changes in general economic conditions, either globally or in our markets, and the risk of recession or an economic downturn; continued disruption to our supply chain, which could increase our costs and affect our ability to procure parts and materials; less customer demand for our products and services than forecasted; less growth in the optical communications, industrial lasers and sensors markets than we forecast; difficulties expanding into additional markets, such as the semiconductor processing, biotechnology, metrology and materials processing markets; increased competition in the optical manufacturing services markets; difficulties in delivering products and services that compete effectively from a price and performance perspective; our reliance on a small number of customers and suppliers; difficulties in managing our operating costs; difficulties in managing and operating our business across multiple countries (including Thailand, the People’s Republic of China, Israel and the U.S.); and other important factors as described in reports and documents we file from time to time with the Securities and Exchange Commission (SEC), including the factors described under the section captioned “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on August 22, 2023. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.
Use of Non-GAAP Financials
We refer to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding our ongoing operational performance. Non-GAAP net income excludes: share-based compensation expenses; amortization of intangibles; and amortization of deferred debt issuance costs. We have excluded these items in order to enhance investors’ understanding of our underlying operations. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. As such, we compensate for these material limitations by using these non-GAAP financial measures in conjunction with GAAP financial measures.
These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results, and (3) allow greater transparency with respect to information used by management in making financial and operational decisions. In addition, some of these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation.
Investor Contact:
Garo Toomajanian
ir@fabrinet.com

FABRINET
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands of U.S. dollars, except share data and par value)	September 29, 2023	June 30, 2023
Assets
Current assets
Cash and cash equivalents	$308,338	$231,368
Short-term investments	362,428	319,100
Trade accounts receivable, net of allowance for doubtful accounts of $1,768 and $965, respectively	535,006	531,767
Inventories	440,095	519,576
Prepaid expenses	6,328	7,849
Other current assets	39,766	42,880
Total current assets	1,691,961	1,652,540
Non-current assets
Property, plant and equipment, net	306,665	310,350
Intangibles, net	2,598	2,394
Operating right-of-use assets	6,024	1,634
Deferred tax assets	11,363	12,095
Other non-current assets	610	635
Total non-current assets	327,260	327,108
Total Assets	$2,019,221	$1,979,648
Liabilities and Shareholders’ Equity
Current liabilities
Long-term borrowings, current portion, net	$9,117	$12,156
Trade accounts payable	357,106	381,129
Fixed assets payable	9,313	13,526
Operating lease liabilities, current portion	1,587	1,201
Income tax payable	7,013	6,024
Accrued payroll, bonus and related expenses	22,976	23,748
Accrued expenses	24,034	20,447
Other payables	24,287	23,654
Total current liabilities	455,433	481,885
Non-current liabilities
Deferred tax liability	5,117	4,799
Operating lease liability, non-current portion	4,052	66
Severance liabilities	22,269	22,159
Other non-current liabilities	2,181	2,081
Total non-current liabilities	33,619	29,105
Total Liabilities	489,052	510,990
Shareholders’ equity
Preferred shares (5,000,000 shares authorized, $0.01 par value; no shares issued and outstanding as of September 29, 2023 and June 30, 2023)	—	—
Ordinary shares (500,000,000 shares authorized, $0.01 par value; 39,430,970 shares and 39,284,176 shares issued at September 29, 2023 and June 30, 2023, respectively; and 36,330,476 shares and 36,183,682 shares outstanding at September 29, 2023 and June 30, 2023, respectively)	394	393
Additional paid-in capital	202,432	206,624
Less: Treasury shares (3,100,494 shares as of September 29, 2023 and June 30, 2023)	(194,833)	(194,833)
Accumulated other comprehensive income (loss)	(7,502)	(8,115)
Retained earnings	1,529,678	1,464,589
Total Shareholders’ Equity	1,530,169	1,468,658
Total Liabilities and Shareholders’ Equity	$2,019,221	$1,979,648

FABRINET
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (unaudited)

	Three Months Ended
(in thousands of U.S. dollars, except per share data)	September 29, 2023	September 30, 2022
Revenues	$685,477	$655,429
Cost of revenues	(601,073)	(572,673)
Gross profit	84,404	82,756
Selling, general and administrative expenses	(20,429)	(20,565)
Operating income	63,975	62,191
Interest income	5,898	1,559
Interest expense	(45)	(391)
Foreign exchange gain (loss), net	415	2,085
Other income (expense), net	(80)	(141)
Income before income taxes	70,163	65,303
Income tax expense	(5,074)	(688)
Net income	65,089	64,615
Other comprehensive income (loss), net of tax:
Change in net unrealized gain (loss) on available-for-sale securities	948	(1,461)
Change in net unrealized gain (loss) on derivative instruments	(561)	(1,218)
Change in net retirement benefits plan – prior service cost	126	168
Change in foreign currency translation adjustment	100	246
Total other comprehensive income (loss), net of tax	613	(2,265)
Net comprehensive income	$65,702	$62,350
Earnings per share
Basic	$1.80	$1.77
Diluted	$1.78	$1.76
Weighted-average number of ordinary shares outstanding (thousands of shares)
Basic	36,256	36,528
Diluted	36,481	36,758

FABRINET
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended
(in thousands of U.S. dollars)	September 29, 2023	September 30, 2022
Cash flows from operating activities
Net income for the period	$65,089	$64,615
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	11,961	11,055
(Gain) loss on disposal and impairment of property, plant and equipment and intangibles	12	(9)
(Gain) loss from sales and maturities of available-for-sale securities	—	92
Amortization of discount (premium) of short-term investments	(596)	442
(Reversal of) allowance for doubtful accounts	803	(91)
Unrealized loss (gain) on exchange rate and fair value of foreign currency forward contracts	(52)	(386)
Amortization of fair value at hedge inception of interest rate swaps	(88)	(191)
Share-based compensation	7,733	7,723
Deferred income tax	1,377	(219)
Other non-cash expenses	222	(439)
Changes in operating assets and liabilities
Trade accounts receivable	(4,138)	(24,476)
Inventories	79,481	28,808
Other current assets and non-current assets	3,238	(10,661)
Trade accounts payable	(24,397)	(29,774)
Income tax payable	963	(276)
Severance liabilities	706	617
Other current liabilities and non-current liabilities	2,735	13,804
Net cash provided by operating activities	145,049	60,634
Cash flows from investing activities
Purchase of short-term investments	(77,692)	(25,609)
Proceeds from sales of short-term investments	—	30,000
Proceeds from maturities of short-term investments	35,909	29,236
Purchase of property, plant and equipment	(11,435)	(10,258)
Purchase of intangibles	(180)	(11)
Proceeds from disposal of property, plant and equipment	318	9
Net cash used in investing activities	(53,080)	23,367
Cash flows from financing activities
Repayment of long-term borrowings	(3,047)	(6,094)
Repayment of finance lease liability	—	(2)
Repurchase of ordinary shares	—	(4,900)
Withholding tax related to net share settlement of restricted share units	(12,147)	(16,489)
Net cash used in financing activities	(15,194)	(27,485)
Net increase (decrease) in cash, cash equivalents and restricted cash	$76,775	$56,516
Movement in cash, cash equivalents and restricted cash
Cash, cash equivalents and restricted cash at the beginning of period	$231,368	$198,365
Increase (decrease) in cash, cash equivalents and restricted cash	76,775	56,516
Effect of exchange rate on cash, cash equivalents and restricted cash	195	520
Cash, cash equivalents and restricted cash at the end of period	$308,338	$255,401
Non-cash investing and financing activities
Construction, software and equipment-related payables	$9,313	$12,541

FABRINET
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited) (Continued)
The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the condensed consolidated balance sheets that sum to the total of the same amounts shown in the condensed consolidated statements of cash flows:

	As of
(in thousands)	September 29, 2023	September 30, 2022
Cash and cash equivalents	$308,338	$255,260
Restricted cash	—	141
Cash, cash equivalents and restricted cash	$308,338	$255,401

FABRINET
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

	Three Months Ended
	September 29, 2023		September 30, 2022
(in thousands of U.S. dollars, except share data)	Net income	Diluted EPS	Net income	Diluted EPS
GAAP measures	$65,089	$1.78	$64,615	$1.76
Items reconciling GAAP net income & EPS to non-GAAP net income & EPS:
Related to cost of revenues:
Share-based compensation expenses	2,165	0.06	1,915	0.05
Total related to gross profit	2,165	0.06	1,915	0.05
Related to selling, general and administrative expenses:
Share-based compensation expenses	5,568	0.16	5,808	0.16
Amortization of intangibles	—	—	83	0.00
Total related to selling, general and administrative expenses	5,568	0.16	5,891	0.16
Related to other income and expense:
Amortization of deferred debt issuance costs	8	0.00	8	0.00
Total related to other income and expense	8	0.00	8	0.00
Total related to net income & EPS	7,741	0.22	7,814	0.21
Non-GAAP measures	$72,830	$2.00	$72,429	$1.97
Shares used in computing diluted net income per share
GAAP diluted shares		36,481		36,758
Non-GAAP diluted shares		36,481		36,758

FABRINET
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(in thousands)	Three Months Ended
	September 29, 2023	September 30, 2022
Net cash provided by operating activities	$145,049	$60,634
Less: Purchase of property, plant and equipment	(11,435)	(10,258)
Non-GAAP free cash flow	$133,614	$50,376

FABRINET
GUIDANCE FOR QUARTER ENDING DECEMBER 29, 2023
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

Diluted EPS
GAAP net income per diluted share:	$1.78 to $1.85
Related to cost of revenues:
Share-based compensation expenses	0.05
Total related to gross profit	0.05
Related to selling, general and administrative expenses:
Share-based compensation expenses	0.15
Total related to selling, general and administrative expenses	0.15
Total related to net income & EPS	0.20
Non-GAAP net income per diluted share	$1.98 to $2.05